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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Integra, Inc. 2001 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated March 30, 2001, with respect to the consolidated financial statements of Integra, Inc. incorporated in the Annual Report on Form
10-K. We also consent to the incorporation by reference of our report dated March 30, 2001 relating to the financial statement schedules, which appears in this Form 10-K.



                                               /s/ PricewaterhouseCoopers LLP
                                               ------------------------------
                                               PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
September 7, 2001